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                                   PROMISSORY NOTE

$250,000.00                                                    February 12, 1998

     WHEREAS, Maker, Sovereign Auto Finance, Inc., has agreed to issue this note as a credit enhancement in order to satisfy state securities regulatory requirements with respect to the offering by Sovereign Credit Finance II, Inc. of 11% Notes Due February 15, 2002 pursuant to a Form SB-2 Registration Statement (the "Registration Statement") filed with the Securities and Exchange Commission under file number 333-40321, and the Prospectus contained therein (the "Prospectus").

     NOW THEREFORE, for and in consideration of the foregoing, the undersigned, as Maker, hereby promises to pay on demand upon the occurrence of an Event of Default (as defined in the Prospectus) to Sovereign Credit Finance II, Inc., as Holder, at 4015 Beltline Road, Building B, Dallas, Texas 75244, or such other place in the State of Texas as Holder may hereafter designate in writing, the entire principal sum of $250,000.00, without interest.

     Maker waives any requirement for Holder to repay any amounts paid by Maker under this Note.

     If at any time fulfillment of any provision hereof shall involve transcending the limit of validity prescribed by law, then IPSO FACTO, the obligation to be fulfilled shall be reduced to the limit of such validity and if the Holder shall ever receive as interest or otherwise an amount which would exceed the highest lawful rate, any excessive amount shall be used to reduce the principal.

     If this Note is placed in an attorney's hands for collection, or collected by a suit or through a bankruptcy, or probate, or any other court or proceeding, either before or after maturity, then in any of said events, the Holder hereof shall have the right to recover all attorney's fees, litigation expenses, and collection costs, necessary to recover the sums owed hereunder.

     The Maker of this Note waives all demand, presentment, notice of dishonor, diligence in collection, notice of protest, and notice of acceleration, and agrees to all extensions and partial payments before or after maturity without prejudice to Holder.

     No delay or omission on the part of the holder in exercising any right under this Note shall operate as a waiver of such right or of any other right under this Note. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

                                       "Maker":

                                      SOVEREIGN AUTO FINANCE, INC.




                                       By: /s/ A. Starke Taylor, III
                                          ---------------------------------
                                          A. Starke Taylor, III, President